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                                                                   Exhibit 10.13
                           MEMORANDUM OF UNDERSTANDING

                                       FOR

                   CUSTOM TOUCH-TM- 1T-SRAM-TM- MEMORY COMPILER

          FOR TSMC 0.18 ohms microns & 0.15 ohms microns LOGIC PROCESSES


This Memorandum of Understanding (the "MOU") is entered into and effective as of the date of the last signature below ("Effective Date") by and between Taiwan Semiconductor Manufacturing Co., Ltd., a company duly incorporated under the laws of the Republic of China ("ROC"), having its principal place of business at No. 121, Park Avenue 3, Science Based Industrial Park, Hsin-Chu, Taiwan, ROC ("TSMC"), Monolithic System Technology Incorporated, a company duly incorporated under the laws of the State of California, USA, having its principal place of business at 1020 Stewart Drive, Sunnyvale, CA 94086 USA ("MoSys"), and Virage Logic Corporation, a company duly incorporated under the laws of the State of California, USA, having its principal place of business at 46501 Landing Parkway, Fremont, CA 94538 USA ("Virage").

PURPOSE

This MOU is to set forth parameters for an agreement for MoSys and Virage to develop a Custom Touch-TM- 1T-SRAM-TM- memory compiler (the "Compiler") for TSMC's 0.18 ohms microns and 0.15 ohms microns standard logic semiconductor processes to be jointly marketed by all parties and sold to TSMC customers by MoSys and Virage.

TERM

This MOU is in place only as long as it takes the three parties to establish a definitive agreement ("Definitive Agreement") covering the terms and conditions of establishing and licensing the Compiler, but in no event longer than one (1) year. TSMC may terminate this MOU at any time in the event there is a technological reason why the Compiler does not provide the functionality agreed to in the Compiler Statement of Work ("SOW") as defined herein.

Following the signature of this MOU, all parties shall use good faith efforts to conclude a definitive agreement within sixty (60) days of the signature of this MOU.

CONSIDERATION

TSMC shall share the cost of the development of the Compiler with MoSys and Virage in consideration for developing the Compiler for TSMC's 0.18 ohms microns process prior to any one else which would provide an advantage to TSMC and its customers in the access to the Compiler. TSMC agrees to pay
< omitted pursuant to a request for confidential treatment as filed with the
SEC > US dollars, excluding any taxes and withholdings, for the Development of the Compiler to MoSys and Virage jointly.


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TSMC and MoSys shall amend the agreement executed between them dated March 31,
1999 to incorporate wafer-based running royalties for the compiled instances. It is the intent of TSMC and MoSys to amend their agreement prior to the execution of the Definitive Agreement.

TSMC and Virage agree that the Compiler and the resulting instances shall be considered as "0.18 ohms microns Licensed Products" and thus covered under TSMC's Pay-for-Performance program as detailed in the Development and Licensing Agreement executed between them on March 3, 1999.

In consideration for the cost sharing amount paid by TSMC, MoSys and Virage agree to provide the Compiler for the 0.15 ohms microns process to TSMC before any other foundry customer so long as TSMC has provided the said process in a timely manner. Such development shall be free of charge to TSMC from either MoSys or Virage provided that at least five (5) TSMC 0.18 ohms microns customers purchase the Compiler from either MoSys and/or Virage for use in their chip development. TSMC understands that the free of charge development of the Compiler for the 0.15 ohms microns process does not necessarily mean no charge for future cost sharing of future process generations.

PRODUCT

MoSys and Virage shall jointly develop the Compiler initially for TSMC's 0.18 ohms microns standard process that is not low voltage. The Compiler shall be developed in accordance with the SOW which shall be agreed to by all parties, and shall be updated from time to time by mutual agreement of all parties.

MoSys and Virage shall engineer the Compiler such that instances generated include BIST, redundancy and fuse programming to ensure high yield and density. MoSys and Virage shall provide the plans for all DFT planned such as BIST and diagnostics.

The schedule for the Compiler development project shall be in accordance with the SOW. The current date for the start of the development is intended to be 2 weeks after receipt of cost sharing purchase order from TSMC. TSMC shall issue the cost sharing purchase order to Virage in a timely manner from the date of full execution of this MOU. The front-end view and GDS availability dates are to be determined during the schedule development.

JOINT MARKETING ACTIVITIES

TSMC, MoSys and Virage agree to perform joint marketing activities to promote the relationship and the Compiler established by this MOU. Each entity shall be financially responsible for its own marketing activities and all such activities must be pre-approved by the other two entities prior launching of such activities. The activities shall include, but not be limited to, the following:

         a) A joint press release that announces the established partnership and planned Compiler, published after signature of this MOU by all parties and the issuance of a purchase order for the cost sharing amount by TSMC to MoSys and/or Virage;

         b) Joint sales activities with TSMC by MoSys and Virage, to determine customers for the Compiler;


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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         c)   Quarterly technology reviews to inform all parties of subsequent technology developments that could lead to the modification of the product established under this agreement, or to additional products developed by and/or for the parties; and

         d) Advertisement of the Compiler in the list of off-the-shelf components by both MoSys and Virage, including published datasheets to be used by both companies in the selling of the compiler



IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed in triplicate on their behalf by their duly authorized officers and representatives on the date first given above.


TAIWAN SEMICONDUCTOR
MANUFACTURING CO., LTD.


___________________________________
Mike Pawlik
Vice President, Corporate Marketing




MOSYS INCORPORATED                     VIRAGE LOGIC CORPORATION


_______________________________        _______________________________
Fu-Chieh Hsu                           Adam Kablanian
Chairman, President & CEO              President & CEO






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